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                                                                    Exhibit 3(i)
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                             DISTRIBUTION AGREEMENT
                             ----------------------

     AGREEMENT made as of this ____ day of ____________, 1995 by and between New England Securities Corporation, a Massachusetts Corporation (the "Distributor") and New England Variable Life Insurance Company, a Delaware Corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS the Company and the New England Variable Annuity Separate Account (the "Account"), a separate investment account established pursuant to Section 2932 of the Delaware Insurance Code and a registered investment company under the Investment Company Act of 1940 (the "1940 Act"), propose to offer for sale certain variable annuity contracts and units thereunder (the "Contracts") that may be deemed to be securities under the Securities Act of 1933 ("1933 Act") and the laws of some states;

     WHEREAS, the Distributor, a wholly-owned subsidiary of New England Mutual Life Insurance Company, is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD");

     WHEREAS, the parties desire to have the Distributor act as principal underwriter for the Account and assume full responsibility for the securities activities of any "person associated" (as that term is defined in Section 3(a)
(18) of the 1934 Act) with the Distributor and engaged directly or indirectly in the variable annuity operation (the "associated persons");

     WHEREAS, the parties desire to have the Company perform certain services in connection with the sale of the Contracts;
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     NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, the Distributor and the Company agree as follows:

     1. The Distributor will act as the exclusive principal underwriter during the term of this agreement. The Distributor will be under no obligation to effectuate any particular amount of sales of Contracts or to promote or make sales except to the extent the Distributor deems advisable.

     2. The Distributor will assume full responsibility for the securities activities of, and for securities law compliance by, the associated persons, including, as applicable, compliance with the NASD Rules of Fair Practice and Federal and state laws and regulations. The Distributor, directly or through the Company as its agent, will (a) make timely filings with the SEC, NASD, and any other regulatory authorities of any sales literature or materials relating to the Account, as required by law to be filed, (b) make available to the Company copies of any agreements or plans intended for use in connection with the sale of the Contracts in sufficient number and in adequate time for clearance by the appropriate regulatory authorities before they are used, and it is agreed that the parties will use their best efforts to obtain such clearance as expeditiously as reasonably possible, and (c) train the associated persons, use its best efforts to prepare them to complete satisfactorily applicable NASD and state qualification examinations, register the associated persons as its registered representatives before they engage in securities activities, and supervise and control them in the performance of such activities.

     3. The Company will, except as otherwise provided in this Agreement, bear the cost of all services and expenses, including legal services and expenses and registration, filing and other fees, in connection with (a) registering and qualifying the Account, the Contracts, and (to the extent requested by the Distributor) the associated persons with Federal and state regulatory authorities and the NASD and (b) printing and distributing all registration statements and prospectuses (including amendments),

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Contracts, notices, periodic reports, proxy solicitation materials, sales literature and advertising filed or distributed in connection with the sale of the Contracts.

     4. The Company will, in connection with the sale of the Contracts, pay all amounts (including sales commissions) due to the sales representatives or to broker-dealers who have entered into sales agreements with the Distributor.

     5.  The Distributor, directly or through the Company as its agent, will
(a) maintain and preserve in accordance with Rules 17a-3 and 17a-4 under the 1934 Act all books and records required to be maintained in connection with the offer and sale of the Contracts being distributed pursuant to this Agreement, which books and records shall remain the property of the Distributor, and (b) upon or prior to completion of each "transaction" as that term is used in Rule 10b-10 under the 1934 Act, send a written confirmation for each such transaction reflecting the facts of the transaction and showing that it is being sent by or on behalf of the Distributor acting in the capacity of agent for the Account.

     6. The Distributor will execute such papers and do such acts and things as shall from time to time be reasonably requested by the Company for the purpose of (a) maintaining the registration of the Contracts under the 1933 Act and the Account under the 1940 Act, and (b) qualifying and maintaining qualification of the Contracts for sale under the applicable laws of any state.

     7. Each party hereto shall advise the other promptly of (a) any action of the SEC or any authorities of any state or territory, of which it has knowledge, affecting registration or qualification of the Account or the Contracts, or the right to offer the Contracts for sale, and (b) the happening of any event which makes untrue any statement, or which requires the making of any change, in the registration statement or prospectus in order to make the statements therein not misleading.

     8. As compensation for the Distributor's assuming the expenses and performing the services to be assumed and performed by it pursuant to this Agreement,

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the Distributor shall receive from the Company such amounts and at such times as may from time to time be agreed upon by the Distributor and the Company.

     9. As compensation for its services performed and expenses incurred under this Agreement, the Company will receive all amounts charged as "Contingent Deferred Sales Charges" for withdrawals made under the Contracts or any other sales charges, as specified in the Contracts or in the prospectus or prospectuses forming a part of any registration statement of the Account filed under the 1933 Act. It is understood that the Company assumes the risk that the above compensation for assuming such risk shall be included in and limited to the periodic charge against assets of the Account described in said prospectus(es).

     10. The services of the Distributor and the Company under this Agreement are not deemed to be exclusive and the Distributor and the Company shall be free to render similar services to others, including without implied limitation such other separate investment accounts as are now or hereafter established by the Company, so long as the services of the Distributor and the Company hereunder are not impaired or interfered with thereby.

     11. It is understood that any Contractholder or agent of the Account may be a policyholder, shareholder, director, officer, employee or agent of, or be otherwise interested in, the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest or any organization which may have an interest in the Distributor; that the Distributor, any such affiliated person or any such organization may have an interest in the Account; and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as may otherwise be provided in the articles of organization or bylaws of the Distributor or by specific provisions of applicable law.

     12. This Agreement shall become effective as of the date of its execution, shall continue in full force and effect until terminated, may be amended at any time by

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mutual agreement of the parties hereto, and may be terminated at any time without penalty on sixty days' written notice by either party to the other.

     13. For the purposes of this Agreement, the term "affiliated persons" shall have its meaning defined in the 1940 Act subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

     14. This Agreement shall be governed by and construed in accordance with the laws of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                             NEW ENGLAND SECURITIES CORPORATION

                                             By
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                                             NEW ENGLAND VARIABLE LIFE INSURANCE
                                             COMPANY

                                             By
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